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                              CONSENT AND WAIVER

     The undersigned, being the holder of the 14% Senior Convertible Debenture due April 15, 2002 in the aggregate principal amount of $5,000,000 (the "Debenture"), hereby consents to the filing of the Registration Statement (as defined in the Subscription Agreement relating to the Debenture) not later than the close of business on Thursday, July 1, 1999 and waives any default or event of default under the Debenture arising as a result of the failure to file such Registration Statement before July 1, 1999.

Dated: June 8, 1999


                                           /s/ Gary W. Schreiner
                                           ---------------------
                                               Gary W. Schreiner